Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Environmental Power Corporation on Form S-8 of our report dated March 24, 2004 appearing in the Annual Report on Form 10-K of Environmental Power Corporation for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP
Boston, Massachusetts

August 18, 2004